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EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68863) of Hercules Incorporated of our report dated June 22, 1999 relating to the financial statements, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 9, 1999